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                                                                    Exhibit 21.1

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                             LIST OF SUBSIDIARIES

COM/NAV Realty Corp.                                      Delaware
Destineer Corporation                                     Delaware
MobileComm Europe, Inc.                                   Delaware
Mtel International, Inc.                                  Delaware
Mtel Latin America, Inc.                                  Delaware
Mtel Main, Inc.                                           Delaware
Mtel Paging, Inc.                                         Delaware
Mtel Puerto Rico, Inc.                                    Delaware
Mtel Space Technologies Corporation                       Delaware
Mtel Technologies, Inc.                                   Delaware
Mtel American Radiodetermination Corporation              Delaware
Mtel Cellular, Inc.                                       Delaware
Mtel Digital Services, Inc.                               Delaware
Mtel Microwave, Inc.                                      Delaware
Mtel Service Corporation                                  New York
United States Paging Corporation                          Delaware
SkyTel Corp.                                              Delaware
Mtel (U.K.) Limited                                       England and Wales
Mercury Paging, Ltd.                                      England and Wales
SkyTel (Malaysia) Sdn Bhd                                 Malaysia
PT SkyTelindo Srvs Sdn Bhd                                Indonesia
SkyTel Telecom Service Limited                            Hong Kong
TelePage Limited                                          Malta
Mtel China, Inc.                                          British Virgin Islands
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Mtel Argentina, S.A.                                      Argentina
Mtel do Brazil, S.A.                                      Brazil
Mtel Chile, S.A.                                          Chile
Mtel Costa Rica, S.A.                                     Costa Rica
Mtel del Ecuador, S.A.                                    Ecuador
Victori Comunicaciones, S.A.                              Brazil
Telecomunicaciones SkyTel, S.A.                           Venezuala
Mtel Columbia, S.A.                                       Columbia
Radio Aviso, S.A.                                         Uruguay
Nubal, S.A.                                               Uruguay
Buscapersona CIA, Ltd.                                    Ecuador
SkyTel del Peru, S.A.                                     Peru
Communicaciones Mtel S.A. de C.V.                         Mexico
SkyTel Panama                                             Panama
Mtel Guatemala, S.A.                                      Guatemala
BEPSA Communicaciones, S.A.                               Paraguay
Mtel Puerto Rico, Inc.                                    USA
Shanghai Guoma SkyTel Co., Ltd.                           China